UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2008

Sepracor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19410	22-2536587
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive Marlborough, MA		01752
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (508) 481-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Completion of Acquisition or Disposition of Assets.

On June 1, 2008, Sepracor Inc. (the “Company”) and 1765800 Ontario Limited, a wholly-owned subsidiary of the Company incorporated under the laws of the Province of Ontario, completed the acquisition of 100% of the issued and outstanding common stock of Oryx Pharmaceuticals, Inc., a corporation incorporated under the laws of the Province of Ontario (“Oryx”), pursuant to the Share Purchase Agreement dated April 30, 2008, by and among the Company, 1765800 Ontario Limited, Oryx, Cobalt Pharmaceuticals Inc., a corporation incorporated under the laws of the Province of Ontario, Melville Holdings Limited, a corporation incorporated under the laws of Malta, and Arrow Group A.p.S., a corporation incorporated under the laws of Denmark. Oryx is now an indirect wholly-owned subsidiary of the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sepracor Inc.

Date: June 5, 2008	By:	/s/ Andrew I. Koven
Name: Andrew I. Koven
Title: Executive Vice President, General Counsel and Corporate Secretary